SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES AND EXCHANGE ACT OF 1934

HOUSEHOLD FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-1239445
(State or other Jurisdiction of incorporation)	(IRS Employer Identification Number)

2700 Sanders Road, Prospect Heights, Illinois 60070
(Address of principal executive offices, including Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box [ ]

Securities Act registration statement file number to which this form relates: 333-61964
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered ----------------------------------------------- 6.875% Notes due January 30, 2033	Name of each exchange on which each class is to be registered ----------------------------------------------- New York Stock Exchange, Inc.
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1 - Description of Registrant's Securities to be Registered.

The class of securities to be registered hereby is the 6.875% Notes due January 30, 2033 of Household Finance Corporation, a Delaware corporation ("Household").

For a description of the 6.875% Notes due January 30, 2033 (the "Notes"), reference is made to (i) the Registration Statement of Household on Form S-3 (Registration No.333-61964), filed with the Securities and Exchange Commission (the "Commission") on May 31, 2001, (ii) the Prospectus Supplement, dated January 22, 2003, to the Prospectus of Household dated June 6, 2001, describing the Notes filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended ("Securities Act"), on January 24, 2003, and shall be incorporated by reference in this Registration Statement on Form 8-A.

Item 2. Exhibits.
99.1

Indenture for Senior Debt Securities, dated as of April 1, 1995, between Household and Bank One, National Association, (formerly The First National Bank of Chicago), as Trustee, to be used in connection with the issuance of the Notes of Household incorporated herein by reference to Exhibit 4(f) to Household's Registration Statement on Form S-3 No. 33-64175).

99.2

Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of June 1, 1992 (incorporated herein by reference to Exhibit 4(b) to Household's Registration Statement on Form S-3 No. 33-48854) to be used in connection with the issuance of the Notes of Household.

99.3	Form of Note (included in Exhibit 99.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

HOUSEHOLD FINANCE CORPORATION

By: /s/ Patrick D. Schwartz
Name: Patrick D. Schwartz Title: General Counsel - Treasury & Corporate Law and Assistant Secretary

Date: January 29, 2003

Exhibit Index:
99.1

Indenture for Senior Debt Securities, dated as of April 1, 1995, between Household and Bank One, National Association, (formerly The First National Bank of Chicago), as Trustee, to be used in connection with the issuance of the Notes of Household incorporated herein by reference to Exhibit 4(f) to Household's Registration Statement on Form S-3 No. 33-64175).

99.2

Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of June 1, 1992 (incorporated herein by reference to Exhibit 4(b) to Household's Registration Statement on Form S-3 No. 33-48854) to be used in connection with the issuance of the Notes of Household.

99.3	Form of Note (included in Exhibit 99.2).